UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

Clearant, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50309	91-2190195

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

11111 Santa Monica Boulevard, Suite 650
Los Angeles, CA	90025

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 479-4570

Bliss Essentials Corp.
5050 Kingsway, 2nd Floor
Burnaby, B.C., Canada V5H 4H2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statement and Exhibits

     (a) Financial statements of business acquired

     Audited financial statements for Clearant, Inc., a Delaware corporation, and its predecessor, Clearant, Inc., a California corporation, for the fiscal years ended December 31, 2004 and 2003 are attached to this Amendment No 2 to the Current Report on Form 8-K dated March 31, 2005, filed with the Securities and Exchange Commission as of April 4, 2005.

(b) Pro forma financial information

     The following pro forma financial information as of March 31, 2005, reflects the impact of the merger between the registrant, Clearant, Inc., a Nevada corporation, formerly known as Bliss Essentials Corp. (the “Company”), and Clearant, Inc., a Delaware corporation, formerly Clearant, Inc., a California corporation (“Clearant”), on that date.

At March 31, 2005 (in $000s):

	Opening balance	Adjusting		Ending Balance
Assets	(Pre Merger)	Entries		(Post Merger)
Cash and cash equivalents	$116	8,520	(a)	$8,653
		$17	(b)
Other assets	2,682	(32	)(a)	2,650

Total assets	$2,798	$8,505		$11,303

Liabilities, redeemable preferred stock and stockholders’ (deficit) equity
Convertible notes, net	$8,478	$(6,793	)(c)	$463
		68	(c)
		1,024	(d)
		(2,350	)(e)
		(23	)(e)
		59	(d)
Other liabilities	4,545	75	(a)	4,620

Total liabilities	13,023	(7,940)		5,083
Series A redeemable preferred stock, net	17,889	(17,889)(f),	(g)	—
Stockolders’ (deficit) equity:
Series B preferred stock	16,386	(16,386	)(h)	—
Series C junior preferred stock	91	(91)(i),	(j)	—
Common stock, no par value	17,714	(17,714	)(k)	—
Common stock, $0.001 par value	—	12 (f),(h),	(i)	36
		2	(g)
		4	(c)
		7	(k)
		7	(b)
		3	(a)
Additional paid-in capital		1	(e)
	—	30,555 (f),(h),	(i)	70,323
		3,792	(g)
		5	(j)
		6,721	(c)
		17,707	(k)
		(59	)(d)
		10	(b)
		8,410	(a)
		2,372	(e)
		(1,290	)(d)
		2,100	(l)
Accumulated deficit	(62,252)	(1,024	)(d)	(64,086)
		1,290	(d)
		(2,100	)(l)
Other comprehensive loss	(53)	—		(53)

Total shareholders (deficit) equity	(28,114)	$34,334		6,220

Total liabilities, redeemable preferred stock and stockholders’ (deficit) equity	$2,798	$8,505		$11,303

Explanation of Adjusting Entries

(a)	Entry to record proceeds received from private placement of 2,910,000 shares of Company common stock at $3.00 per share. Cash proceeds of $8,520,000 represent gross proceeds of $8,730,000 less approximately $210,000 in costs associated with the placement. Total costs of the transaction include approximately $242,000 in direct legal fees, of which $167,000 were paid at closing and the remaining $75,000 were recorded in accrued liabilities. Following the merger and private placement, the Company had 35,829,000 shares of common stock, par value $.001, issued and outstanding.

(b)	Entry to record the merger. Upon completion of the transaction and effective March 31, 2005, prior stockholders continue to own 7,136,000 shares of Company common stock. The Company had no operations as of March 31, 2005, and approximately $17,000 in cash. Because the Company had substantially no other operating assets or liabilities and Clearant was the sole operating business as of the merger date, the merger was accounted for as a reverse acquisition. Accordingly, Clearant’s financial statements now reflect the Company’s financial results and operations on a carry over basis.

(c)	Entry to record the conversion of approximately $6,793,000 of Clearant convertible promissory notes outstanding as of March 31, 2005 into approximately 3,834,000 shares of common stock. In conjunction with the conversion, net unamortized costs remaining at March 31, 2005 of $68,000 were included as an adjustment to additional paid in capital.

(d)	Entry to record unamortized portion of Clearant convertible note warrants and beneficial conversion features to interest expense upon conversion of the notes into common stock. At the date of the conversion and immediately prior to the merger, Clearant exchanged all warrants outstanding and issued in conjunction with its 2004 and 2005 bridge loan financings with two-year warrants to purchase approximately 2,477,000 shares of common stock at $4.00 per share. The fair value of the warrants exchanged was remeasured and resulted in the recording of a one-time gain of $1,290,000 and a $59,000 adjustment to additional paid-in capital. Remaining warrants outstanding immediately prior to the merger were cancelled except as set forth herein.

(e)	Entry to record the conversion of approximately $2,350,000 of the Company’s convertible notes into approximately 783,000 shares of common stock at $3.00 per share. Related accrued interest of $23,000 was forgiven and recorded as an adjustment to additional paid-in capital. The Company issued noteholders two-year warrants to purchase approximately 839,000 shares of common stock at $4.00 per share. The fair value of the warrants of $849,000 (calculated using a Black-Scholes model) had no impact on the financial statements at March 31, 2005 (net adjustment of $0 to additional paid-in capital).

(f)	Entry to record the conversion of Clearant Series A preferred stock into 5,677,000 shares of the common stock. Immediately prior to the conversion, Series A preferred stock was comprised of original investment of $14,521,000, accrued Series A preferred dividends of $3,794,000 and net unamortized costs of $426,000. The net unamortized costs of $426,000 were reclassified against additional paid-in capital.

(g)	Entry to record the conversion of $3,794,000 of accrued Series A preferred dividends into 2,141,000 shares of common stock.

(h)	Entry to record the conversion of Clearant Series B preferred stock into 5,832,000 shares of common stock. Immediately prior to the conversion, Series B preferred stock was comprised of original investment of $18,233,000 and costs of $1,847,000. The costs of $1,847,000 were reclassified against additional paid-in capital.

(i)	Entry to record the conversion of Clearant Series C preferred stock into 33,000 shares of common stock. Immediately prior to the conversion, Series C preferred stock was comprised of original investment of $102,000, accrued Series C preferred dividends of $5,000 and net unamortized costs of $16,000. The net unamortized costs of $16,000 were reclassified against additional paid-in capital.

(j)	Entry to record the conversion of $5,000 of accrued Series C preferred dividends into 3,000 shares of common stock.

(k)	Entry to record the conversion of approximately 7,371,000 shares of Clearant’s common stock, no par value, into 7,371,000 shares of the Company’s common stock, $0.001 par value.

(l)	Entry to record share exchange of 1,500,000 shares from common stockholders to preferred stockholders to consummate the merger. The share exchange was valued at $2,100,000 and is treated as a beneficial impact of the transaction to the preferred stockholders and included in net loss attributable to common stock in the quarter ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARANT, INC.

Dated: May 16, 2005	By:	/s/ DONALD J. LEWIS

Donald J. Lewis
Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Clearant, Inc.

We have audited the consolidated balance sheet of Clearant, Inc. and subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ (deficit) and other comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clearant, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clearant, Inc. and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Clearant, Inc., (a development stage enterprise) as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity (deficit) and other comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clearant, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company is a development stage enterprise, has suffered recurring losses since inception and has an accumulated deficit of $42,311,000 as of December 31, 2003. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO SEIDMAN, LLP

Los Angeles, California
March 30, 2005

CLEARANT, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)

	December 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$177	$1,174
Marketable securities	—	3,500
Accounts Receivable	127	109
Prepaids	411	397
Restricted cash	91	—

Total current assets	806	5,180
Property and equipment, net	595	882
Identifiable intangibles, net	1,453	1,205
Restricted cash – noncurrent	161	337
Other assets	63	41

Total assets	$3,078	$7,645

Liabilities, Redeemable Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$1,847	$646
Accrued liabilities	3,061	1,741
Deferred revenue	178	55
Bridge Loans, net	4,997	—

Total current liabilities	10,083	2,442
Deferred revenue – noncurrent	91	70
Other liabilities	70	116

Total liabilities	10,244	2,628
Commitments and Contingencies (11)
Series A Redeemable Preferred stock:
Series A redeemable convertible preferred stock (6,454 shares authorized, issued and outstanding at December 31, 2004 and December 31, 2003)	17,829	16,184
Shareholders’ deficit:
Series B preferred stock (9,500 shares authorized; 6,630 shares issued and outstanding at December 31, 2004 and December 31, 2003)	16,386	16,386
Series C junior preferred stock (132 shares authorized; 37 and -0- shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively)	86	—
Common stock (no par value; 50,000 shares authorized; 10,805 and 10,801 issued and outstanding at December 31, 2004 and December 31, 2003)	17,399	14,788
Accumulated deficit	(58,820)	(42,311)
Cumulative translation adjustments	(46)	(30)

Total shareholder’s deficit	(24,995)	(11,167)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$3,078	$7,645

See accompanying notes to consolidated financial statements.

CLEARANT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Year Ended December 31,
	2004	2003
Revenues:
Licensing	$121	$—
Contract research and milestones	615	250
Grants	270	158

Total revenues	1,006	408
Cost of sales	33	26

Net revenues	973	382

Operating expenses:
Sales and marketing	4,195	3,444
Research and development (excludes $235 and $48 of stock-based compensation for the years ended December 31, 2004 and 2003, respectively)	5,190	6,142
General and administrative (excludes $110 and $44 of stock-based compensation for the years ended December 31, 2004 and 2003, respectively)	5,205	3,153
Stock-based compensation	345	92

Total operating expenses	14,935	12,831

Loss from operations	(13,962)	(12,449)
Interest expense, net	(867)	(254)

Net loss	$(14,829)	$(12,703)
Add: Preferred stock dividend and financing costs (Note 7)	(1,628)	(1,526)

Net loss attributable to common stock	$(16,457)	$(14,229)

Net loss per share:
Basic and diluted	$(1.52)	$(1.32)
Number of shares used in per share calculation:
Basic and diluted	10,802	10,801

See accompanying notes to consolidated financial statements.

CLEARANT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
AND OTHER COMPREHENSIVE LOSS
(in thousands, except for per share data)

								Other
	Series B		Series C					Compre
	Preferred Stock		Preferred Stock		Common Stock		Accumulated	-hensive
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Loss	Total
Balance at December 31, 2002	—	$—	—	$—	10,799	$13,474	$(28,082)	$(6)	$(14,614)
Exercise of Common Stock options	—	—	—	—	2	1	—	—	1
Issuance of warrants in connection with 2003 bridge loans	—	—	—	—	—	4	—	—	4
Conversion of 2002 and 2003 bridge loans and related interest into Series B Preferred Stock	2,301	6,328	—	—	—	—	—	—	6,328
Issuance of Series B Preferred Stock, net of costs	4,329	11,275	—	—	—	—	—	—	11,275
Issuance of warrants in connection with Series B Preferred Stock	—	(1,217)	—	—	—	1,217	—	—	—
Stock compensation expense	—	—	—	—	—	92	—	—	92
Comprehensive loss:
Net loss	—	—	—	—	—	—	(12,703)	—	(12,703)
Other comprehensive loss							—	(24)	(24)

Total comprehensive loss	—	—	—	—	—	—	(12,703)	(24)	(12,727)
Accumulated Series A Preferred Stock dividend and amortization of financing costs	—	—	—	—	—	—	(1,526)	—	(1,526)

Balance at December 31, 2003	6,630	$16,386	—	—	10,801	$14,788	$(42,311)	$(30)	$(11,167)
Exercise of Common Stock options	—	—	—	—	4	1		—	1
Issuance of warrants in connection with 2004 bridge loans	—	—	—	—	—	1,862	—	—	1,862
Issuance of Series C Preferred Stock, net of costs	—	—	37	86	—	—	—	—	86
Issuance of warrants in connection with Series C Preferred Stock	—	—	—	—	—	43	(43)	—	—
Beneficial conversion feature recorded on 2004 bridge loans financing	—	—	—	—	—	351	—	—	351
Beneficial conversion feature recorded on Series C Preferred Stock issuance	—	—	—	—	—	9	(9)	—	—
Stock compensation expense	—	—	—	—	—	345	—	—	345
Comprehensive loss:	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(14,829)	—	(14,829)
Other comprehensive loss	—	—	—	—	—	—	—	(16)	(16)

Total comprehensive loss							(14,829)	(16)	(14,845)
Accumulated Series A Preferred Stock dividend and amortization of financing costs	—	—	—	—	—	—	(1,628)	—	(1,628)

Balance at December 31, 2004	6,630	$16,386	37	$86	10,805	$17,399	$(58,820)	$(46)	$(24,995)

See accompanying notes to consolidated financial statements.

CLEARANT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousand, except for per share data)

	Twelve Months Ended December 31,
	2004	2003
Operating activities
Net loss	$(14,829)	$(12,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	694	325
Stock-based compensation	345	92
Non-cash interest expense associated with convertible debt financings (6)	862	309
Changes in operating assets and liabilities:
Receivables and prepaids	(32)	(131)
Payable to related parties, net	—	(23)
Accounts payable	1,201	77
Accrued liabilities	1,361	492
Deferred revenue	144	125
Other assets and liabilities	17	53

Net cash used in operating activities	(10,237)	(11,384)
Investing activities
Cost of identified intangibles	(599)	(486)
Capital expenditures	(56)	(252)
Marketable securities investment:
Purchases	—	(6,500)
Proceeds from Disposals	3,500	3,000

Net cash provided by (used in) investing activities	2,845	(4,238)
Financing activities
Issuance of Series B Preferred Stock, net of costs	—	11,319
Issuance of Series C Preferred Stock, net of costs	86	—
Issuance of convertible notes payable, net of costs	6,348	403
Exercise of Common Stock options	1	1
Principal payments on capital lease obligations	(24)	(79)

Net cash provided by financing activities	6,411	11,644

Effect of translation adjustments on cash	(16)	(24)

Change in cash and cash equivalents	(997)	(4,002)
Cash and cash equivalents, beginning of period	1,174	5,176

Cash and cash equivalents, end of period	$177	$1,174

See accompanying notes to consolidated financial statements

	Twelve Months Ended
	December 31,
Supplemental disclosures of non-cash activities	2004	2003
Warrants issued to purchase 3,085 and 15 shares of common stock in conjunction with the Company’s 2004 and 2003 bridge loan financings, respectively	$1,862	$4
Accumulated preferred stock dividend and amortization of financing costs	1,628	1,526
Beneficial conversion feature recorded in conjunction with the Company’s 2004 bridge loan financings	351	—
Warrants issued to purchase 74 shares of common stock in conjunction with the Company’s 2004 Series C Preferred financing	43	—
Beneficial conversion feature recorded in conjunction with the Company’s Series C Preferred financing	9	—
Conversion of Bridge Loans and related interest into Series A and Series B Preferred Stock	—	6,328
Property and equipment financed through capital lease obligations	—	5
Warrants issued to purchase 2,154 shares of Series B Preferred Stock in conjunction with the Company’s 2003 Series B Preferred financing	—	1,217

See accompanying notes to consolidated financial statements

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except for per share data)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Clearant, Inc. (“Clearant” or the “Company”) was incorporated as a California corporation and commenced operations on April 30, 1999. The Company has developed a proprietary technology, the Clearant Process® that inactivates pathogens that may contaminate biological products such as devitalized human tissues, serum, recombinant protein products, human plasma-derived proteins and blood products. Beyond the immediate health care industry, the Clearant Process® has potential applications to the veterinarian, cosmetics and food industries. The Company’s primary business model is to provide customers the ability to apply the Clearant Process®. Customers pay the Company for assistance in applying the process to their manufacturing processes. During 2003, the Company’s primary sources of revenue were contract research and government grants. The Company’s ability to achieve a profitable level of operations will depend on increasing customer acceptance of the Clearant Process® and increased recognition by end users of the value of the Clearant Process® in assuring sterile products.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred significant operating losses and negative cash flows from operating activities since its inception. As of December 31, 2003, these conditions raised substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern was dependent upon its ability to raise additional capital and generate sufficient cash flows to meet its obligations as they become due. Management believes that sufficient cash flows from product sales and equity funding will be available to meet its planned business objectives for a reasonable period of time; however, there can be no assurance that the Company will be successful in its efforts to generate sufficient revenue or raise additional capital on terms acceptable to the Company. The financial statements do not include any adjustments relating to the recoverability of the carrying amount of the recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

As described more fully in Note 14, the Company consummated a reverse merger with a public company in the first quarter of 2005, whereby the Company raised capital through a private placement of common stock. In connection with the closing, the Company raised gross proceeds of $11,080, net of costs of approximately $242, and converted all bridge loans and preferred stock issued and outstanding at December 31, 2004 into common shares.

At December 31, 2004, the Company no longer considers itself a development stage enterprise as defined by Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Companies,” and accordingly, the accompanying financial statements do not represent those of a development stage enterprise.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Clearant, Inc. and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The financial statements of foreign subsidiaries are translated at year-end exchange rates for assets and liabilities and average exchange rates during the year for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive loss.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

Revenue Recognition and Deferred Revenue

The Company recognizes revenue in accordance with the provisions of Staff Accounting Bulletin No. 104 (SAB 104), “Revenue Recognition.” The Company’s revenue sources are licensing fees and services to customers who incorporate the Clearant Process® technology into their product and manufacturing processes, which may include performance milestones and contract research activities. In addition, the Company recognizing revenues from government grants. The Company recognizes licensing revenue when a customer sells products incorporating the Clearant Process®. Revenue related to a performance milestone is recognized upon customer acceptance of the achievement of that milestone, as defined in the respective agreements. Revenue related to contract research activities is recognized on a percentage-of-completion basis. In the event cash is received in advance of services performed, the Company will defer the related revenue recognition until the underlying performance milestone is achieved and or the contract research activities commence. In the event advance cash payments are not attributable to any performance milestone and or contract research activity, the Company will recognize the underlying amounts into revenue on a straight-line basis over the term of the underlying agreement or up to a maximum of fifteen years.

The Company evaluates the collectability of accounts receivables and provides a reserve for credit losses, as appropriate.

Grants

The Company receives certain grants that support the Company’s research efforts in defined research projects, usually specific product applications of the Clearant Process®. These grants generally provide for reimbursement of approved costs incurred as defined in the various grants. Revenue associated with these grants is generally recognized ratably over each grant period and as costs under each grant are incurred.

Cost of Revenues

Cost of revenues consists of minimum royalties paid on certain contracting activities and are recognized when the related revenue is recognized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Credit Risk

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, short-term investments, and accounts receivable. Cash is deposited with what the Company believes are highly credited, quality financial institutions and may exceed FDIC insured limits. For and at the years ended December 31, 2004 and 2003, three and four customers accounted for approximately 60% and 89% of revenues, respectively, and two customers accounted for approximately 90% and 89% of accounts receivable, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method based upon estimated useful lives of the assets, which are generally three to seven years. Leasehold improvements are amortized over the estimated useful lives of the assets or related lease terms, whichever is shorter. Repair and maintenance expenditures are charged to appropriate expense accounts in the period incurred.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

Identifiable Intangibles

Certain costs associated with obtaining and licensing patents and trademarks are capitalized as incurred and are amortized on a straight-line basis over the shorter of their estimated useful lives or their legal lives of 17 to 20 years. Amortization of such costs begins once the patent or trademark has been issued. The Company evaluates the recoverability of its patent costs and trademarks quarterly based on estimated undiscounted future cash flows.

Research and Development Costs

Research and development costs are expensed as incurred.

Other Comprehensive Loss

Other comprehensive loss consists of foreign currency translation adjustments recorded upon consolidation of our foreign subsidiaries.

Marketable Securities

Marketable securities consist of auction-rate securities purchased in 2003, which mature in January 2039. The auction-rate securities are liquid investments that provide the Company with the ability to draw down on the invested funds and reinvest in the security every 28 days, with no penalties. At December 31, 2003, the investment was classified as short-term as the Company intended to liquidate the entire investment over the next twelve months ended December 31, 2004. Consistent with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company includes all dividends and interest earned on the auction-rate securities in its consolidated statement of operations. For the years ended December 31, 2004 and 2003, the Company recorded approximately $5 and $21 of related dividend and interest income, respectively. The Company’s marketable securities at December 31, 2004 and 2003 consisted of the following:

	Fair	Less			More
	Market	than			than 10
	Value	1 Year	1-5 Years	5-10 Years	Years
December 31, 2004:	$—	$—	$—	$—	$—
December 31, 2003:
Auction-rate taxable securities	$3,500	$—	$—	$—	$3,500

The cost of the Company’s marketable securities approximated fair market value.

Income Taxes

Income taxes are accounted for under SFAS No. 109, “Accounting for Income Taxes” (FAS 109), using the liability method. Under FAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (FAS 148). FAS 148 amended SFAS No. 123, “Accounting for Stock-Based Compensation” (FAS 123), to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, FAS 148 amended the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

compensation and the effect of the method used on reported results. The disclosure provisions of FAS 148 have been adopted by the Company. FAS 148 did not require the Company to change to the fair-value-based method of accounting for stock-based compensation.

The Company accounts for its stock-based compensation arrangements in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and complies with the disclosure provisions of FAS 123 and FAS 148. Under APB 25, compensation expense is recognized over the vesting period based on the difference, if any, on the date of grant between the deemed fair value for accounting purposes of the Company’s stock and the exercise price on the date of grant.

FAS No. 123 requires disclosure of pro forma net loss based upon the fair value of the options issued to employees, had the Company elected to account for such options under the provisions of FAS No. 123. The Company calculates the fair value of each option granted on the date of the grant using the Black-Scholes option pricing model for employees as prescribed by FAS No. 123 and the following assumptions:

Risk-free interest rate	3.0%-5.5%
Expected life in years	5
Dividend yield	0%
Expected volatility	75%

The weighted average deemed fair value of options granted to employees for the years ended December 31, 2004 and 2003 was $2.27 and $2.60, respictively.

Had the Company determined compensation expense for its stock options based on the fair value at the grant date under FAS No. 123, the Company’s pro forma net loss for the years ended December 31, 2004 and December 31, 2003 would have been as follows:

	Year Ended	Year Ended
	December 31,	December31,
	2004	2003
Net loss attributable to common stock, as reported	$(16,457)	$(14,229)
Add: stock-based compensation expense included in reported net loss	345	92
Deduct: stock-based compensation expense determined under the fair value method for all awards	(1,921)	(3,110)

Net loss attributable to common stock – pro forma	$(18,033)	$(17,247)

Net loss per share:
As reported, basic and diluted	$(1.52)	$(1.32)

Pro forma, basic and diluted	$(1.67)	$(1.59)

Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

The Company accounts for stock issued to nonemployees in accordance with the provisions of FAS 123 and Emerging Issues Task Force Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings Per Share” (FAS 128). Under the provisions of FAS 128, basic loss per share is computed by dividing net loss, after deducting dividend requirements from the Series A Preferred Stock (Note 8), by the weighted average number of common stock shares outstanding during the periods presented. Diluted earnings would

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

customarily include, if dilutive, potential common stock shares issuable upon the exercise of stock options, warrants and convertible preferred stock and accrued preferred stock dividends. The dilutive effect of outstanding stock options and warrants is reflected in earnings per share in accordance with FAS No. 128 by application of the treasury stock method. All convertible preferred stock and accrued dividends would be reflected on an as-if-converted basis. For the periods presented, the computation of diluted loss per share equaled basic loss per share as the inclusion of any dilutive instruments would have had an antidulitive effect on the earnings per share calculation in the periods presented. Antidilutive weighted average shares outstanding and excluded from the earnings per share calculation for the years ended December 31, 2004 and 2003 were 15,510 and 11,744 shares, respectively, from the assumed conversion of convertible preferred stock and cumulative preferred dividends, at an as-if-converted ratio of 1:1 of preferred to common stock, and 414 and 443 common shares, respectively issuable upon the exercise of stock options.

The following table sets forth the computation of basic and diluted net loss per share:

	Year Ended	Year Ended
	December 31,	December 31,
	2004	2003
Basic and diluted net loss per share:
Numerator:
Net loss attributable to common stock	$(16,457)	(14,229)
Denominator:
Weighted average common stock shares outstanding	10,802	10,801

Net loss per share, basic and diluted	$(1.52)	(1.32)

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, cash equivalents, marketable securities, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. Bridge Loans are estimated to approximate fair value based upon current market borrowing rates for loans with similar terms and maturities.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123®, “Share-Based Payment” (FAS 123®). The statement requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statement eliminates the alternative method of accounting for employee share-based payments previously available under Accounting Principles Board Opinion No. 25 and FAS 123. In April 2005, the Securities and Exchange Commission amended the compliance dates to allow companies to implement FAS 123R at the beginning of fiscal 2006. The Company has not completed the process of evaluating the impact that will result from adopting FAS 123®, but believes the impact will be to increase compensation expense.

In December 2004, the FASB issued SFAS No. 153,”Exchanges of Nonmonetary Assets (FAS 153),” an amendment to Opinion No. 29, “Accounting for Nonmonetary Transactions”. FAS 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. FAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occuring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (FAS 150). FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument with certain defined characteristics as a liability (or an asset in some circumstances). The requirements of this statement apply to an issuer’s classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003; otherwise effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities which are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. There was no material impact from adoption of FAS 150 in 2004.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2004	2003
Equipment	$1,126	$1,085
Computer equipment and software	446	434
Furniture and fixtures	70	70
Leasehold improvements	13	11

	1,655	1,600
Less accumulated depreciation	(1,060)	(718)

	$595	$882

Included in property and equipment is equipment leased under capital leases of $141 at December 31, 2004 and 2003. Accumulated depreciation relating to these capital leases for the years ended December 31, 2004 and 2003 was $72 and $27, respectively. Depreciation expense was $342 and $310 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4 – IDENTIFIABLE INTANGIBLES

Identifiable intangibles consists of the following at December 31:

	2004	2003
Trademarks	$36	$34
Patents	1,782	1,194

	1,818	1,228
Less accumulated amortization	(365)	(23)

	$1,453	$1,205

Over the period January 1, 2005 to December 31, 2009, the Company projects cumulative amortization expense related to its patents and trademarks issued at December 31, 2004 to be approximately $135. Because the Company evaluates the recoverability of its intangibles on a quarterly basis, and anticipates that new patents will be granted and issued in 2005 throughout 2009, actual amortization expense recorded over December 31, 2005 to December 31, 2009 could fluctuate significantly from the projected amount over the same period.

During the year ended December 31, 2004, the Company recorded approximately $313 of amortization expense associated with patents it no longer intends on pursuing.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

NOTE 5 – RESTRICTED CASH

The Company is required to maintain restricted cash deposits in certificate of deposit accounts in connection with various lease arrangements.

NOTE 6 – INCOME TAXES

The significant components of the deferred tax assets and liabilities, along with the related valuation allowance at December 31, 2004 and 2003 are as follows:

	2004	2003
Deferred tax assets (liabilities):
Net operating loss carryforwards	$19,407	$13,492
Purchase in-process research and development	698	757
Research and development credits	1,325	1,194
Depreciation, accrued expenses and other	517	226

Net deferred tax assets	21,947	15,669
Less valuation allowance	(21,947)	(15,669)

	$—	$—

The U.S. and foreign pretax losses for the years ended December 31, 2004 and 2003 was approximately $14,057 and $772, respectively and $11,996 and $707, respectively.

The Company has provided a valuation allowance in full on its net deferred tax assets in accordance with FAS 109 and in light of the uncertainty regarding ultimate realization of the net deferred tax assets. The difference between the effective tax rate and that computed under the federal statutory rate is as follows:

	2004	2003
Federal statutory rate	(34%)	(34%)
State taxes	(5%)	(5%)
Tax credits	(2%)	(3%)
Valuation allowance	41%	42%

	—	—

At December 31, 2004, the Company had net operating losses (NOL) for federal and state income tax purposes of approximately $48,252 and $54,027, which begin expiring in 2019 and 2005, respectively. Section 382 of the Internal Revenue Code (Section 382) imposes, amongst other things, annual limitations restricting the timing and amounts of the future use of available NOL carryforwards at the time a change in ownership occurs. The utilization of these NOL carryforwards could be restricted in future periods as a result of any future change in ownership, as defined in Section 382. Such future change in ownership, if any, may result in significant amounts of these NOL carryforwards expiring unused. In conjunction with the March 2005 transaction (Note 13), the Company will evaluate whether there are limitations on the use of its NOL carryforwards beyond December 31, 2004 under Section 382, including, as needed, the impact of cumulative changes in the ownership of the Company’s common stock.

The Company also has federal and state research and development tax credit carryforwards of approximately $1,137 and $285, which begin to expire in 2022 and 2018, respectively.

NOTE 7 – CAPITALIZATION

Common Stock

The Common Stock holders have all the rights of a common shareholder including the right to vote the shares held and receive any dividends declared thereon.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

Preferred Stock

For the years ended December 31, 2004 and 2003, the Company recognized $250 and $249, respectively of amortization expense associated with the Series A Preferred issuance costs.

The following table summarizes the Series A Preferred activity for the periods ended December 31, 2004 and 2003:

	Series A Preferred
	Shares	Amount
Balance at December 31, 2002	6,454	$14,723
Accrued dividends, amortization of financing costs and other	—	1,461

Balance at December 31, 2003	6,454	16,184
Accrued dividends, amortization of financing costs and other	—	1,645

Balance at December 31, 2004	6,454	$17,829

Series A Preferred stock consists of the following at December 31, 2004:

			Liquidation
	Shares		Redemption
	Authorized	Outstanding	Value
Series A	6,454	6,454	$18,310

From April through June 2003, the Company issued 6,630 shares of Series B Preferred and warrants for an aggregate purchase price of $18,233 which included the conversion of Series B bridge loans and related interest of $6,328 (Note 10). Proceeds from the sale, net of costs of $1,847, were $16,386.

The following table summarizes the Series B Preferred activity for the periods ended December 31, 2004 and 2003:

	Series B Preferred
	Shares	Amount
Balance at December 31, 2002	—	$—
Conversion of Series B bridge loans and related interest	2,301	6,328
Issuance of Series B Preferred, net of costs	4,329	10,058

Balance at December 31, 2004 and 2003	6,630	$16,386

Series B Preferred stock consists of the following at December 31, 2004:

	Shares		Liquidation Redemption
	Authorized	Outstanding	Value
Series B	9,500	6,630	$18,233

In September 2004, the Company issued 37 shares of Series C Preferred and warrants for an aggregate purchase price of $102 to one investor (the Series C Preferred Holder). In connection with the issuance of the Series C Preferred, the Company incurred issuance and warrant costs (Note 9) of $16 and $43, respectively. Proceeds from the sale, net of costs of $16, were $86. In addition, the Company recorded an adjustment to retained earnings of $9 from a beneficial conversion option on the Series C Preferred (calculated in accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instrument as the effective conversion price of the Series C Preferred multiplied by the number of shares convertible into common stock at the date the Series C Preferred was issued).

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

The following table summarizes the Series C Preferred activity for the year ended December 31, 2004:

	Series C Preferred
	Shares	Amount
Balance at December 31, 2003	—	$—
Issuance of Series C Preferred, net of costs	37	86

Balance at December 31, 2004	37	$86

Series C Preferred stock consists of the following at December 31, 2004:

	Shares		Liquidation Redemption
	Authorized	Outstanding	Value
Series C	132	37	$102

Preferred Stock Preferences and Rights

Beginning in June 2002, the Series A Preferred holders, in preference to the holders of Common Stock, are entitled to receive cumulative semiannual dividends. The dividends compound semiannually and are payable on June 30 and December 31 in each year, if declared by the Board of Directors, but only out of funds that are legally available therefore. If dividends are paid on any shares of Common Stock, the Company must pay such dividends to the holders of Series A Preferred on an as-if converted basis. As of December 31, 2004 and 2003, accumulated, but undeclared Series A Preferred dividends totaled $3,795 and $2,417, respectively.

Beginning in July 2003, the Series B Preferred holders, in preference to the holders of Common Stock, are entitled to receive noncumulative semiannual dividends. The dividends compound semiannually and are payable on June 30 and December 31 in each year, if declared by the Board of Directors, but only out of funds that are legally available therefore. If dividends are paid on any shares of Common Stock, the Company must pay such dividends to the holders of Series B Preferred on an as-if converted basis. No Series B Preferred dividends have been declared.

The Series C Preferred holder shall be entitled to receive noncumulative annual dividends. The dividends compound annually and are payable on September 30 in each year, if declared by the Board of Directors, but only out of funds that are legally available therefore. If dividends are paid on any shares of Common Stock, the Company must pay such dividends to the holders of Series C Preferred on an as-if converted basis. No Series C Preferred dividends have been declared.

Each share of Series A Preferred may, at the option of the holder, be converted at any time prior to the fifth day prior to the redemption date (as defined) into shares of Common Stock at the then-effective conversion price. Each share of Series B Preferred and Series C Preferred may, at the option of the holder, be converted at any time into shares of Common Stock at the then-effective conversion rate for the stock. The initial conversion rate for the Series A Preferred, Series B Preferred and Series C Preferred is one-for-one. Any accrued and unpaid dividends are payable in cash, or, at the election of the Company, in Common Stock, at the time of conversion.

Each share of Series A and Series B Preferred will be automatically converted into shares of Common Stock based upon the then-effective conversion price (i) at any time upon the affirmative election of the majority holders (as defined), or (ii) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for account of the Company in which the per share price is at least $5.50 and the net proceeds to the Company are at least $20,000.

Each share of Series C Preferred will be automatically converted into either (i) the next round of equity security issued in the next round of equity financing consummated by the Company or (ii) shares of Common Stock based upon the then-effective conversion price at any time upon the affirmative election or written consent of the majority holders of the outstanding shares of Series C Preferred.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

Upon any liquidation, dissolution or winding up of the Company (including an acquisition or an asset transfer, as defined), each holder of shares of Series A and Series B Preferred will be entitled to receive, prior and in preference to any distribution to the holders of shares of Series C Preferred and Common Stock, an amount per share equal to the original issue price (as defined) for each share of Series A Preferred (as defined) and Series B Preferred (as defined), plus all accrued and unpaid dividends. The Series C Preferred has senior liquidation preferences to the holders of Common Stock, but junior in right and time of payment to dividends and liquidation to the Series A Preferred, the Series B Preferred and any other securities which rank senior to the Series C Preferred with respect to dividends and liquidation preference. Thereafter, any remaining assets will be distributed ratably to the holders of Common Stock.

Except as otherwise provided or as required by law, the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred have voting rights and powers equal to those of holders of Common Stock and are entitled to vote, together with the holders of Common Stock and not as a separate class, on all matters upon which the holders of Common Stock are entitled to vote. Each holder of shares of Series A Preferred and Series B Preferred is entitled to such number of votes as shall be equal to the numbers of shares of Common Stock into which such shares could then be converted. The Company holds the proxy to vote on all matters related to the Series C Preferred Stock.

For so long as at least 25% of the total shares of Series A Preferred issued remain outstanding, the company may not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the shares of Series A Preferred: (i) amend, alter or repeal any provision of the Company’s Articles of Incorporation to alter or change the rights, preferences, privileges or restrictions of the Series A Preferred so as to affect adversely the shares as such series; (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of shares having rights, preferences or privileges prior to the shares of Series A Preferred to increase the rights, preferences or privileges or the number of authorized shares of any class or series having rights, preferences or privileges prior to the shares of Series A Preferred; and (iii) increase or decrease the aggregate number of authorized shares of Series A Preferred.

For so long as at least 25% of the total shares of Series B Preferred issued remain outstanding, the company may not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the shares of Series B Preferred: (i) amend, alter or repeal any provision of the Company’s Articles of Incorporation to alter or change the rights, preferences, privileges or restrictions of the Series B Preferred so as to affect adversely the shares as such series; (ii) authorize or designate, whether by reclassification or otherwise, any new class or series of shares having rights, preferences or privileges prior to the shares of Series B Preferred to increase the rights, preferences or privileges or the number of authorized shares of any class or series having rights, preferences or privileges prior to the shares of Series B Preferred; and (iii) increase or decrease the aggregate number of authorized shares of Series B Preferred.

The majority of Series A holders, as defined, voting together as a separate class, have the right to require the Company, to the extent it may lawfully do so, to redeem the Series A Preferred in three (3) equal annual installments (redemption) beginning on December 31, 2006 (the Redemption Date). If, subsequent to a redemption, the Company is in material default of any of its material financing or loan agreements, any installment payments not yet made to the Majority Holders of outstanding Series A Preferred will become immediately due (or if the Company is in such default at the time the holders request redemption, all shares of Series A Preferred will be redeemed immediately in one installment on the fifth anniversary of the original issue date). The redemption price for a share of Series A Preferred will be a sum equal to the greater of (i) the fair market value of a share of Series A Preferred (to be determined by a mutually acceptable third-party) on an as-if-converted basis and (ii) the Series A Preference.

NOTE 8 – STOCK OPTIONS

Prior to 2004, the Company adopted its 2000 Stock Option Plan (the 2000 Plan), which, as amended, provides for the granting of options or other rights to acquire up to 5,075 shares of common stock (as adjusted for certain future equity events). Under the terms of the 2000 Plan, options may be granted to employees, directors, consultants and advisors of the Company. At December 31, 2004 and 2003, there were options to purchase 4,772 and 4,371, respectively, of shares of Common Stock issued and outstanding to employees and non-employees under the 2000 Plan, as well as non-Plan options to purchase 800 shares

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

of Common Stock issued and outstanding to one of the Company’s executive officers (the “Non-Plan Options”).

The Company’s Board of Directors administers the Plan. Options granted under the 2000 Plan may be Incentive Stock Options (ISO), Nonstatutory Stock Options (NSO) or Stock Purchase Rights. An ISO can be granted only to employees. An ISO will have the terms stated in the option agreement, provided, however, that the term shall be no more than ten years from the date of grant and the exercise price shall be no less than 100% of the estimated fair market value per share on the date of grant. NSOs shall have a term of no more than 10 years from the date of grant and an exercise price of no less than 85% of the estimated fair market value per share on the date of grant. Options granted to an individual who, at the time of grant of such option, owns stock representing more than 10% of the voting power of all classes of stock of the Company, shall have an exercise price equal to no less than 110% of fair market value and a term of no more than five years from the date of grant. The vesting period for ISOs and NSOs is generally four years from the date of grant.

The following table sets forth the activity of the 2000 Plan and Non-Plan Options issued for the year ended December 31, 2004:

	Employees		Non-Employees		Total
						Exercise
	Shares	Exercise Price	Shares	Exercise Price	Shares	Price
Outstanding at December 31, 2002	4,495	$0.60-$7.94	100	$2.30-$7.22	4,595	$0.60-$7.94
Granted	800	$2.75	10	$2.80	810	$2.75-$2.80
Exercised	(2)	$0.60	—	—	(2)	$0.60
Canceled	(232)	$0.60-$7.22	—	—	(232)	$0.60-$7.22

Outstanding at December 31, 2003	5,061	$0.60-$7.94	110	$2.30-$7.22	5,171	$0.60-$7.94

Granted	474	$2.80	40	$7.22	514	$2.80-$7.22
Exercised	(2)	$0.60-$2.30	—	—	(2)	$0.60-$2.30
Change in status	(199)	$0.60-$7.22	199	$0.60-$7.22	—	—
Canceled	(81)	$0.60-$7.22	(30)	$7.22	(111)	$0.60-$7.22

Outstanding at December 31, 2004	5,253	$0.60-$7.94	319	$0.60-$7.22	5,572	$0.60-$7.94

Options available under the 2000 Plan for future grants, which exclude the Non-Plan Options, totaled 303 and 704 at December 31, 2004 and 2003, respectively.

The weighted average exercise prices for options granted and exercisable and the weighted average remaining contractual life for options outstanding as of December 31, 2004 was as follows:

	Options Outstanding			Options Exercisable
			Weighted
		Weighted	Average		Weighted
	Number	Average	Remaining	Number	Average
	of	Exercise	Contractual	of	Exercise
Range of Exercise Price:	Shares	Price	Life (Years)	Shares	Price
Employees:
$0.60 to $0.66	858	$0.62	7.55	811	$0.62
$2.25 to $2.30	548	$2.28	7.33	387	$2.27
$2.75 to $3.17	1,514	$2.82	8.61	582	$2.91
$6.50 to $7.94	2,333	$7.18	5.85	2,198	$7.18

Total Employees ($0.60 to $7.94)	5,253	$4.36	7.08	3,978	$4.74

Non-employees	319	$5.70	6.58	244	$5.85

The exercise price of options granted to employees is at least the deemed fair value of the Company’s Common Stock. Therefore, no amount is recorded as deferred compensation.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

During the years ended December 31, 2004 and 2003, the Company granted 40 and 10 options to non-employees, respectively and reclassified certain employee options due to employee status changes during the period. The fair value of these options is being re-measured over the vesting periods, if any, for the years ended December 31, 2004 and 2003. The fair value was determined and measured using the Black-Scholes option pricing model assuming a volatility of 75%, an option life of between 2 to 5 years (adjusted as applicable), a dividend yield of 0% and varying risk free interest rates which approximated 3%. The amortization of deferred stock compensation, which is recorded as stock-based compensation in the accompanying statements of operations, is being charged to operations over the vesting period of the related option grant, if any, which is generally four years. Amortization of approximately $345 and $92 was recognized for the years ended December 31, 2004 and 2003, respectively.

NOTE 9 – WARRANTS

In conjunction with the Company’s bridge loan financings in 2004 (Note 10), the Company issued five-year warrants to such holders to purchase an aggregate 3,085 shares of the Company’s common stock at prices ranging from $2.75 to $3.25 per share (collectively, the 2004 Bridge Warrants). The aggregate fair value of the 2004 Bridge Warrants was approximately $1,862 (calculated in accordance with APB Opinion No 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants) and is presented as a discount to the bridge loan payable at December 31, 2004. For the year ended December 31, 2004, the Company recognized approximately $547 of related interest expense associated with the 2004 Bridge Loan Warrants. As of December 31, 2004, none of the 2004 Bridge Loan Warrants were exercised. Both the number of shares purchasable under the 2004 Bridge Loan Warrants and the exercise prices are subject to adjustment based upon the price per share of the Company’s next equity round of financing.

In September 2004 and in conjunction with the Company’s Series C Preferred financing (Note 7), the Company issued a five-year warrant to its Series C preferred holder to purchase an aggregate 74 shares of the Company’s common stock at $2.75 per share (the Series C Preferred Warrant). The fair value of the Series C Preferred Warrants was approximately $43 and is presented as an adjustment to retained earnings for the year ended December 31, 2004. Both the number of shares purchasable under the Series C Preferred Warrant and the exercise price are subject to adjustment based upon the price per share of the Company’s next equity round of financing.

In January 2003 and in connection with its Series B Bridge Loan financing (Note 10) the Company issued five-year warrants entitling the holders to purchase 15 shares of the Company’s Common Stock at $2.75 per share (the Series B Bridge Loan Warrants). The fair value of the Series B Bridge Loan Warrants issued in January 2003 was approximately $53. For the year ended December 31, 2003, the Company recognized $51 of related interest expense associated with the Series B Bridge Loan Warrants. As of December 31, 2004, none of the Series B Bridge Warrants were exercised.

In June 2003 and in conjunction with the Series B Preferred financing (Note 8), the Company issued warrants entitling the Series B Preferred holders to purchase an aggregate 2,154 shares of the Company’s Series B Preferred Stock at $3.25 per share (the “Series B Warrants”), which expired unexercised in December 2003.

Including those described above, all warrants have an exercise price of between $2.25 and $7.50 per share and terms of three to five years. The weighted average exercise prices and the weighted average remaining contractual life for warrants issued as of December 31, 2004 were as follows:

Warrants Outstanding
		Weighted
		Average
Number		Remaining
of	Exercise	Contractual
Shares	Price	Life (Years)
470	$7.50	0.54
179	$3.25	4.27
3,202	$2.75	4.63
267	$2.25	1.82

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

All of the warrants granted to non-employees are valued based on the Company’s deemed fair value at the date the warrants are issued, using the Black-Scholes option pricing model prescribed by FAS No. 123 and the following assumptions:

Risk-free interest rate	3.0%-5.5%
Expected life in years	3 to 5
Dividend yield	0%
Expected volatility	75%

The weighted average deemed fair value of warrants granted to non-employees for the years ended December 31, 2004 and 2003 was $1.22 and $1.93 per share, respectively.

NOTE 10 – BRIDGE LOANS

From April to December 2004, the Company issued convertible promissory notes in the aggregate principal amount of $6,476, in favor of certain investors and in connection with certain bridge financing (collectively, the 2004 Bridge Loans). In conjunction with the issuance of the 2004 Bridge Loans, the Company incurred aggregate issuance and warrant costs of $128 and $1,862, respectively. In addition, the Company recorded a discount of $351 from a beneficial conversion option on certain 2004 Bridge Loans (calculated in accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instrument as the effective conversion price of certain 2004 Bridge Loans multiplied by the number of shares convertible into common stock at the date such 2004 Bridge Loans were issued). The issuance costs were capitalized and are being amortized to interest expense over the term of the 2004 Bridge Loans. The value of the warrants and beneficial conversion option is presented as a discount on 2004 Bridge Loans and are being amortized to interest expense over the term of the 2004 Bridge Loans. The 2004 Bridge Loans bear simple interest rates between 6% to 10% per annum, and mature on the earlier of the next equity round of financing or 1 year from the date of issuance.

The 2004 Bridge Loans provide that upon the first closing of the next equity round, the holders shall convert all principal and accrued interest into a number of next equity round securities having an aggregate agreed value equal to the sum of the outstanding principal balance plus accrued interest as of the date of conversion. In addition, the agreements provide that prior to closing of the next equity round, the holders shall have the option to convert all outstanding principal and accrued interest into a number of shares of common stock equal to the sum of the outstanding principal balance plus accrued interest as of the date of conversion, divided by the share price of the next equity round security. As of December 31, 2004, none of the convertible notes were converted. The agreed value is contingent upon the price per share at which the Company issues securities in its next equity round of financing.

For the year ended December 31, 2004, the Company recorded $862 of interest expense associated with the 2004 Bridge Loans.

Prior to 2003, the Company issued senior secured convertible promissory notes in the aggregate principal amount of $5,710, in favor of certain of investors in connection with certain bridge loans (collectively, the Series B Bridge Loans). The Company incurred issuance and warrant costs of $156 and $53, respectively, from inception to December 31, 2003 in connection with the issuance of the Series B Bridge Loans. The issuance costs were capitalized and amortized to interest expense over the term of the Series B Bridge Loans. In January 2003, the Company issued additional Series B Bridge Loans in the aggregate principal amount of $415, net of issuance and warrant costs of $12 and $4, respectively. In April 2003 (the Closing Date) and in conjunction with the closing of the Series B Preferred financing (Note 7), the principal amount of the Series B Bridge Loans and accrued interest of $6,328 was converted into 2,301 shares of Series B Preferred stock. At the Closing Date, the unamortized portion of the Series B Bridge Loans issuance costs of $105 was reclassified and presented in the December 31, 2003 balance sheet as a reduction of the Series B Preferred Stock.

For the year ended December 31, 2003, the Company recorded $309 of interest expense associated with the Series B Bridge Loans.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain facilities and equipment under noncancelable operating leases with various expirations through 2006. The future minimum lease payments under these leases as of December 31, 2004, are as follows:

2005	$893
2006	300
2007	12

Net minimum lease payments	$1,205

Rental expense on noncancelable operating leases for the years ended December 31, 2004 and 2003 was $881 and $773, respectively.

The Company has obligations under capital leases for the years ended December 31, 2004 and 2003 of $3 and $26, respectively. At December 31, 2004 and 2003, $3 and $23, respectively of the capital lease obligations is presented in the financial statements within short-term liabilities and $0 and $3, respectively is presented within other long-term liabilities. As of December 31, 2004, none of the obligations under capital leases extends beyond 2005.

Litigation

From time-to-time, the Company is involved in litigation relating to claims arising in the normal course of business. The Company does not believe that any currently pending or threatening litigation will have a material adverse effect on the Company’s results of operations or financial condition.

NOTE 12 – 401K PLAN

The Company has a defined contribution profit sharing plan covering all full-time employees. Employees may make pre-tax contributions up to the maximum allowable by the Internal Revenue Code. Participants are immediately vested in their employee contributions. No employer contributions were made for the years ended December 31, 2004 or 2003.

NOTE 13 – SUBSEQUENT EVENTS

2005 Bridge Financing

In January 2005, the Company issued convertible promissory notes in the aggregate principal amount of $461, to certain investors (the January Bridge Loans). The January Bridge Loans bear simple interest at a rate of 10% per annum and mature on the earlier of the next equity round of financing or one year from the original issuance date. The January Bridge Loans were issued under the same terms as the September Bridge Loans. In connection with the issuance of the January Bridge Loans, the Company issued five-year warrants entitling such holders to purchase 168 shares of the Company’s Common Stock at $2.75 per share (the January Warrants). At the time of issuance, both the number of shares purchasable under the January 2005 Warrants and the exercise price of the January 2005 Warrants were subject to adjustment based upon the price per share of the Company’s next equity round of financing.

From January through March 2005 the Company issued convertible promissory notes in the amount of $2,350, to a certain investor (Publico) (collectively, the Publico Bridge Loans). The Publico Bridge Loans bear simple interest at a rate of 6% per annum and matures on the earlier of the next equity round of financing (as defined) or six months from the original issuance date. See also below for additional information regarding the Publico Bridge Loans.

CLEARANT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands, except for per share data)

Private Placement and Reverse Merger

In March 2005, the Company completed a reverse merger transaction with a publicly traded company, Bliss Essentials, Corp., a Nevada Corporation (Bliss), whereby the surviving entity remained Clearant, Inc. (the Reverse Merger). Bliss had approximately $16 in cash and no operations as of the date of the Reverse Merger. Concurrent with the Reverse Merger, the Company raised gross proceeds of approximately $11,080 through a private placement offering of in shares of its Common Stock at $3.00 per share, including the conversion of the Publico Bridge Loans. The Company completed the Reverse Merger and the Offering effective March 31, 2005 (collectively, the Transaction).

Immediately prior to the Transaction, the holders’ of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the holders’ of the Company’s 2004 Bridge Loans (Note 10) outstanding as of the date of the Transaction converted into common stock.

Pursuant to the Merger Agreement and in conjunction with the Transaction: (i) all of the Company’s outstanding warrants immediately prior to the Reverse Merger were cancelled; (ii) the portion of the proceeds that were advanced as the Publico Bridge Loans was converted into 783 shares common stock at a conversion price of $3.00 per share; and (iii) the Company issued two-year warrants to purchase approximately 3,317 shares of the Company’s common stock with an exercise price of $4.00 per share to the previous holders of certain bridge loans, including holders of the Publico Bridge Loans.

The Company used approximately $470 of the proceeds raised in the Offering to pay down the principal and accrued interest outstanding on certain January Bridge Loans. Total costs of the Transaction were approximately $242.